Exhibit 99.1

221 East Hickory Street

Mankato, Minnesota 56001

FOR IMMEDIATE RELEASE	Contact:	David Christensen
CFO
507-387-3355

Jennifer Spaude
Investor Relations
507-386-3765

HickoryTech Reports Third Quarter 2008 Results

Revenue Increased, Company adjusts 2008 Guidance

•                  Enventis business revenue increased 23 percent year over year

•                  Telecom sector broadband revenue grew 16 percent

•                  HickoryTech quarterly dividend increased to 13 cents

•                  Guidance for fiscal 2008 results updated

MANKATO, Minn., October 29, 2008—HickoryTech Corp. (Nasdaq: HTCO) today reported financial results for the third fiscal quarter ended Sept. 30, 2008. The Company reported third quarter revenue of $39.9 million, an 11 percent increase over the $35.9 million reported in the third quarter 2007. Net Income for the third quarter 2008 totaled $2.1 million or $0.16 per diluted share, equal to the same quarter one year ago.

“We continued to make good progress in the third quarter on our strategic initiatives delivering solid results during the on-going economic downturn and the subsequent credit market storm,” said John Finke, HickoryTech’s president and chief executive officer.  “As we finish the year, our focus remains on delivering exceptional customer service with a differentiated offering, cost control and generating cash flows to support growth initiatives, which provide solid returns for our shareholders.”

Consolidated Results for the third quarter 2008

HickoryTech’s consolidated operating revenue for the third quarter totaled $39.9 million, an 11 percent increase over the same quarter a year ago.

Consolidated operating income for the third quarter totaled $5.4 million, a 3.8 percent decrease compared to the $5.6 million third quarter of 2007. Cost of services and depreciation expense increased in the third quarter of 2008 and for the year to date Sept. 30, 2008, reflecting the Company’s growth in the managed services business of its Enventis segment, expectations of future growth, and for capital expenditures in both its Enventis transport services business and in the Telecom sector.

Interest expense improvement offset the decline in operating income during the quarter.  For the nine-month period ending Sept. 30, 2008, net income totaled $6.4 million, or 48 cents per diluted share compared to $7.1 million, or $0.54 cents per share, in 2007.  Excluding the large interexchange carrier settlement in the second quarter of 2007, the 2008 results represent a 6 percent increase in net income for the nine-month period.

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Telecom Sector (before inter-segment eliminations), as compared to same period 2007

Third quarter Telecom Sector revenue increased to $18.9 million, versus $18.8 million.  The Telecom Sector continues to incur increasing competition and network access declines, partly offset by continued broadband growth.

•                  Broadband revenue grew 16 percent to $2.7 million versus $2.4 million.  This revenue, which includes DSL, Data and Digital TV services, again outpaced the decline in local service revenue.  The upward growth trend in DSL subscribers continued, totaling 18,519, up 7 percent.  Net Digital TV subscribers increased 38 percent to 7,882.

•                  Network access revenue was $6.8 million, a decline of $334,000.  This is a slower pace of decline than incurred earlier this year.

•                  Local service revenue declined 4 percent primarily due to competition.  Local voice lines declined 7 percent.

Enventis Sector (before inter-segment eliminations), as compared to same period 2007

Third quarter Enventis Sector revenue totaled $21.2 million, an increase of $3.9 million or 22 percent.  Enventis operating income for the third quarter totaled $1.6 million, a decrease of 4 percent compared with the same quarter in 2007. Enventis net income declined 6.5 percent.  Declines in Enventis operating and net income resulted from increased costs to support our growth in services revenue.

•                  Enterprise Network Services, ENS, equipment sales for the third quarter 2008 totaled $11.7 million, an increase of $1.6 million or 16 percent.

•                  ENS Services revenue, which includes managed services, increased $1.1 million or 57 percent.

•                  Enventis Transport Services, ETS, third quarter 2008 revenue increased 21 percent to $6.4 million, from $5.3 million a year ago, attributed to strong wholesale and retail transport growth as well as increased demand for Enventis’ SingleLink™ Unified Communications solution.

•                  Enventis cost of services expense increased in the third quarter of 2008 and for the year to date Sept. 30, 2008 due to the growth in the managed services business and in preparations for future growth in Enventis recurring revenue service capabilities.

•                  Enventis continued to build momentum around its recently enhanced SingleLink™ Unified Communications solution, which provides a centrally managed and hosted VoIP-based communications system for users across multiple locations.  The SingleLink™ product is reported in the ETS line of business.

Capital Expenditures and Debt

HickoryTech reported capital expenditures of $4.5 million for the third quarter of 2008 and $12.4 million year-to-date. Investments supported fiber and IP network upgrades, Digital TV expansion and the addition of network collocations in Minneapolis.  The investment was $1 million greater than the third quarter 2007 and the total year-to-date capital spending is in line with reported 2007 levels.  The debt balance (long-term and current portion) totaled $131.4 million as of Sept. 30, 2008, a $2.2 million increase from the beginning of the year and a $2.2 million decrease from the previous quarter.

Future Outlook

HickoryTech is updating guidance for its full-year 2008 results.  Revenue, previously projected at $158 million to $164 million, is expected to range from $154 million to $157 million.  Net Income, previously forecast between $7.6 million and $8.4 million, is expected to range from $7.9 million and $8.3 million.  CAPEX, previously projected between $18 and $20 million, is expected to range from $18 million to $19 million for the year.  The company’s year-end debt estimate remains unchanged, ranging between $126 million to $129 million.

“HickoryTech’s updated guidance reflects our confidence in our business plan as we continue to deliver strong results in 2008,” Finke said.  “We believe that our ability to maintain our 2007 revenue level while also maintaining profitability in this economy will prove to be a strong statement as we move forward.”

During the recent events impacting the global credit markets, HickoryTech made careful assessments of its relationships and possible dependencies upon troubled financial institutions or credit sources. “We are pleased to say HickoryTech’s financial condition is strong and we have no direct affiliation or known dependency upon institutions that have recently experienced bankruptcy or required government intervention,” said David Christensen, chief financial officer and senior vice president. “And thanks to our interest rate protection practices and the design and term of our senior credit arrangements, we are comfortable with our liquidity and cash flows in the future.”

HickoryTech reported, earlier today, an increase in its fourth quarter dividend, declaring a 13 cents per share dividend payable Dec. 5, 2008.  HickoryTech has a long history of paying a cash dividend, which spans more than 50 years.

Conference Call

As previously announced, HickoryTech will host a conference call and webcast for investors Thursday, Oct. 30, 2008 at 8 a.m. CT.  The dial-in number for the call is 866.314.9013 (U.S. and Canada) and the participant pass code is “HickoryTech”.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at www.hickorytech.com.

About HickoryTech

HickoryTech Corporation (NASDAQ:  HTCO), headquartered in Mankato, Minn., offers integrated communication products and services to business and residential customers over a regional fiber network. The company, founded in 1898, has approximately 430 employees. The Telecom Sector, with facilities-based operations in Minnesota and Iowa, offers local voice, long distance, high-speed Internet, Digital TV and IP networking services to residential and business customers. In addition, the Telecom Sector develops telecom and carrier access billing solutions and customer management systems. Enventis provides IP-based voice, data and network solutions to businesses across in a five-state region. For more information, visit www.hickorytech.com.

Forward Looking Statement

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by federal securities laws.

Consolidated Statement of Operations

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
(Dollars in thousands)
Revenues:
Telecom Sector	$18,758	$18,647	$55,051	$58,132
Enventis Sector
Equipment	11,725	10,092	34,602	39,395
Services	9,377	7,120	25,852	20,861
Total Enventis Sector	21,102	17,212	60,454	60,256
Total revenues	39,860	35,859	115,505	118,388

Costs and Expenses:
Cost of sales, equipment, excluding depreciation and amortization	10,190	8,705	29,605	35,578
Cost of services, excluding depreciation and amortization	13,443	11,137	37,760	32,832
Selling, general and administrative expenses	5,637	5,900	16,786	17,627
Depreciation	4,945	4,254	14,371	13,190
Amortization of intangibles	285	289	863	867
Total costs and expenses	34,500	30,285	99,385	100,094

Operating income	5,360	5,574	16,120	18,294

Interest and other income	39	68	81	199
Interest expense	(1,874)	(2,028)	(5,049)	(6,241)

Income before income taxes	3,525	3,614	11,152	12,252
Income taxes	1,453	1,532	4,802	5,148
Income from continuing operations	2,072	2,082	6,350	7,104

Discontinued operations
Loss from operations of discontinued component	—	(12)	—	(27)
Income tax benefit	—	(4)	—	(10)
Loss from discontinued operations	—	(8)	—	(17)

Net income	$2,072	$2,074	$6,350	$7,087

Reconciliation of operating income to EBITDA:
Operating income	$5,360	$5,574	$16,120	$18,294
Add:
Depreciation	4,945	4,254	14,371	13,190
Amortization of intangibles	285	289	863	867
EBITDA	$10,590	$10,117	$31,354	$32,351

(Not in thousands)

Basic earnings per share - continuing operations:	$0.16	$0.16	$0.48	$0.54
Basic loss per share - discontinued operations:	—	—	—	—
	$0.16	$0.16	$0.48	$0.54

Basic weighted average common shares outstanding	13,352,005	13,267,649	13,325,967	13,250,033

Diluted earnings per share - continuing operations:	$0.16	$0.16	$0.48	$0.54
Diluted loss per share - discontinued operations:	—	—	—	—
	$0.16	$0.16	$0.48	$0.54

Diluted weighted average common and equivalent shares outstanding	13,358,390	13,273,304	13,336,424	13,250,745

Dividends per share	$0.12	$0.12	$0.36	$0.36

Consolidated Balance Sheet

(unaudited)

(Dollars in thousands)	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,499	$171
Receivables, net of allowance for doubtful accounts of $911 and $1,184	33,538	28,357
Inventories	8,788	7,054
Income tax receivable	—	1,013
Deferred income taxes	1,334	1,334
Prepaid expenses	1,507	1,713
Other	990	1,196
Total current assets	47,656	40,838

Investments	4,066	3,830

Property, plant and equipment	333,401	322,249
Less accumulated depreciation	(182,358)	169,318
Property, plant and equipment, net	151,043	152,931

Other assets:
Goodwill	25,239	25,239
Intangible assets, net	1,120	1,983
Deferred costs and other	2,345	2,674
Total other assets	28,704	29,896

Total assets	$231,469	$227,495

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Extended term payable	$10,527	$14,443
Accounts payable	4,339	4,538
Accrued expenses	7,733	7,740
Accrued income taxes	1,224	—
Advanced billings and deposits	7,157	5,158
Current maturities of long-term obligations	1,599	731
Total current liabilities	32,579	32,610

Long-term liabilities:
Debt obligations, net of current maturities	129,822	128,475
Financial derivative instruments	1,138	1,451
Accrued income taxes	8,024	7,747
Deferred income taxes	15,045	14,901
Deferred revenue	2,051	1,527
Accrued employee benefits and deferred compensation	9,060	8,852
Total long-term liabilities	165,140	162,953

Total liabilities	197,719	195,563

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock, no par value, $.10 stated value shares authorized: 100,000 Shares issued and outstanding: 13,367 in 2008 and 13,285 in 2007	1,337	1,329
Additional paid-in capital	11,722	11,031
Retained earnings	22,195	20,639
Accumulated other comprehensive (loss)	(1,504)	(1,067)

Total shareholders’ equity	33,750	31,932

Total liabilities and shareholders’ equity	$231,469	$227,495

The accompanying notes are an integral part of the consolidated financial statements.

Telecom Sector Recap

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in thousands)	2008	2007	2008	2007
Revenues:
Local Service	$4,079	$4,247	$12,296	$12,922
Network Access	6,752	7,086	19,529	23,823
Long Distance	1,097	1,248	3,484	3,877
Data	1,877	1,781	5,628	5,172
Internet	1,211	1,164	3,478	3,420
Digital TV	871	581	2,473	1,606
Directory	1,081	1,037	3,085	2,821
Bill Processing	1,058	661	2,557	1,864
Intersegment	174	116	465	334
Other	732	842	2,521	2,627
Total Telecom Revenues	$18,932	$18,763	$55,516	$58,466

Costs and expenses:
Cost of services, excluding depreciation and amortization	7,958	7,794	23,450	22,807
Selling, general and administrative expenses	3,470	3,381	10,075	10,027
Depreciation and amortization	4,059	3,616	11,993	11,318

Operating income	$3,445	$3,972	$9,998	$14,314

Net income	$2,033	$2,376	$5,848	$8,551

Capital expenditures	$3,117	$3,345	$8,082	$7,279

Key Metrics
Business access lines	26,350	27,616
Residential access lines	35,115	38,674
Total access lines	61,465	66,290
Long distance customers	39,533	41,259
DSL customers	18,519	17,250
Digital TV customers	7,882	5,706

Enventis Sector Recap

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars In thousands)	2008	2007	2008	2007
Revenue before eliminations:
ENS equipment	$11,725	$10,092	$34,602	$39,395
ENS services	3,114	1,984	8,235	5,826
ETS services	6,263	5,136	17,617	15,035
Intersegment	138	152	404	299
	$21,240	$17,364	$60,858	$60,555

Cost of sales, equipment
(excluding depreciation and amortization)	10,190	8,705	29,605	35,578
Cost of services
(excluding depreciation and amortization)	5,858	3,578	15,017	10,562
Selling, general and administrative expenses	2,411	2,476	7,151	6,979
Depreciation and amortization	1,158	916	3,203	2,718

Operating income	$1,623	$1,689	$5,882	$4,718
Net income	$959	$1,026	$3,453	$2,838

Capital expenditures	$1,338	$1,928	$4,315	$4,029

Enventis Product Line

	Three Months Ended September 30				Nine Months Ended September 30
	Enterpise Network Services (ENS)		Enventis Transport Services (ETS)		Enterpise Network Services (ENS)		Enventis Transport Services (ETS)
(Dollars in thousands)	2008	2007	2008	2007	2008	2007	2008	2007
Revenue before intersegment eliminations:
Equipment	$11,725	$10,092	$—	$—	$34,602	$39,395	$—	$—
Services	3,114	1,984	6,263	5,136	8,235	5,826	17,617	15,035
Intersegment	—	—	138	152	—	—	404	299
	$14,839	$12,076	$6,401	$5,288	$42,837	$45,221	$18,021	$15,334

Cost of sales, equipment
(excluding depreciation and amortization)	10,187	8,481	3	224	29,593	35,345	12	233
Cost of services
(excluding depreciation and amortization)	2,698	1,074	3,160	2,504	6,673	3,254	8,344	7,308
Selling, general and administrative expenses	1,295	1,374	1,116	1,102	3,827	3,643	3,324	3,336
Depreciation and amortization	122	128	1,036	788	366	376	2,837	2,342

Operating income	$537	$1,019	$1,086	$670	$2,378	$2,603	$3,504	$2,115
Net income	$316	$614	$643	$412	$1,394	$1,561	$2,059	$1,277

Capital expenditures	$163	$438	$1,175	$1,490	$452	$518	$3,863	$3,511

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